As filed with the Securities and Exchange Commission on August 3, 2012

Registration No.  333-182748

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	2901 Butterfield Road Oak Brook, Illinois 60523 Telephone (630) 218-8000	26-2875286
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

The Corporation Trust, Inc.

351 West Camden Street

Baltimore, Maryland  21201

(410) 539-2837

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael J. Choate, Esq. Shefsky & Froelich Ltd. 111 East Wacker Drive Suite 2800 Chicago, IL 60601 (312) 836-4066	Robert H. Baum Executive Vice President and General Counsel The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 (630) 218-8000

As soon as practicable following effectiveness of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	50,000,000	$9.50	$475,000,000	$54,435

(1) Previously paid.

Prospectus

Distribution Reinvestment Plan — 50,000,000 Shares

Inland Diversified Real Estate Trust, Inc. is a Maryland corporation, sponsored by Inland Real Estate Investment Corporation, or “IREIC,” formed to acquire and develop commercial real estate located in the United States and Canada.  We also may invest in other real estate assets such as interests in real estate investment trusts, or “REITs,” or other “real estate operating companies” that own these assets, joint ventures and commercial mortgage debt.  We have elected to be taxed as a REIT, commencing with the tax year ended December 31, 2009.

We have established a distribution reinvestment plan (referred to herein as the “DRP”) designed to provide existing holders of shares of our common stock with a convenient method to invest the cash distributions on all or a portion of their shares in additional shares of our common stock. Some of the significant features of the DRP are as follows:

•                  Stockholders may purchase additional shares, if desired, by automatically reinvesting all or a portion of their cash distributions in shares under the DRP.

•                  The purchase price for shares under the DRP will be $9.50 per share until such time as we have estimated a value of the shares of our common stock that is not equal to $10.00.  On and after the date on which we have estimated a value of the shares of our common stock that is not equal to $10.00, the purchase price under the DRP will be equal to 95% of the fair market value of a share of our common stock, as estimated by us.

•                  Stockholders may participate in the DRP by completing and executing the Distribution Election Change Form, referred to herein as the “election form,” or other appropriate authorization form. If you are already enrolled in the DRP, no action is required.

•                  Stockholders may terminate participation in the DRP at any time without penalty by delivering written notice to us.  In addition, we may amend, suspend or terminate the DRP at any time, without prior notice to, or the prior consent of, stockholders.

•                  We will offer shares pursuant to the DRP until the earlier of July 19, 2015 or the date we sell all $475,000,000 worth of shares in this offering; provided, that we may extend this offering to the extent permitted by applicable law.

•                 Distributions reinvested in shares under the DRP are still taxable even though they will be reinvested in our shares of common stock pursuant to the DRP.

The Offering

Number of Shares Being Offered	Offering Price Per Share (1)	Maximum Proceeds (Before Expenses)
50,000,000	$9.50	$475,000,000

(1)  The proposed offering price per share will be equal to $9.50 per share unless subsequently adjusted by our board of directors.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”).

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Inland Diversified Real Estate Trust, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The date of this prospectus is August 3, 2012

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs.

We have established suitability standards for investors interested in purchasing shares of our common stock. These suitability standards require that an investor have, excluding the value of an investor’s home, home furnishings and automobiles, either:

•                                          minimum net worth of at least $250,000; or

•                                          minimum annual gross income of at least $70,000 and a minimum net worth of at least
$70,000.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

•                                          California — You must have either a minimum net worth of at least $250,000 or a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000.

•                                          California, Kentucky, Massachusetts, Missouri, Oregon, Pennsylvania and Tennessee — In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

•                                          Alabama, Iowa, Michigan and Ohio — In addition to meeting the applicable minimum suitability standards set forth above, your investment in us and other IREIC-sponsored real estate programs may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.  For these purposes, “other IREIC-sponsored real estate programs” means Inland American Real Estate Trust, Inc. and Inland Monthly Income Trust, Inc., but does not include Inland Real Estate Corporation or Retail Properties of America, Inc., REITs sponsored by IREIC that are publicly traded on the New York Stock Exchange.

•                                          Kansas — In addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

You must notify us immediately in the event that there is any material change in your financial condition, as compared to information previously provided to us, or inaccuracy of any representation under the subscription agreement for your initial purchase of shares of our common stock. A material change will include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause you to fail to meet the minimum income and net worth standards set forth above for your initial purchase of our shares or cause your broker or financial advisor to determine that an investment in our shares is no longer suitable and appropriate for you.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT ACT”), the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any:

•                                          person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                                          person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                                          person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•                                          person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                                          person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

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PROSPECTUS SUMMARY

Inland Diversified Real Estate Trust, Inc.

Inland Diversified Real Estate Trust, Inc., a Maryland corporation, was incorporated in June 2008. We have elected to be taxed, and currently qualify, as a real estate investment trust (“REIT”) for federal tax purposes. We focus on acquiring commercial real estate located in the United States and Canada, and also may acquire REITs or other real estate operating companies.  Our investment policies and strategies are very broad and permit us to invest in numerous types of commercial real estate including developed or undeveloped properties, entities owning these assets or other real estate assets, including indebtedness secured or otherwise collateralized by real estate.

We may acquire any of the following types of commercial real estate:

•                                          retail properties;

•                                          office buildings;

•                                          multi-family properties, including student housing properties;

•                                          industrial/distribution and warehouse facilities;

•                                          lodging properties;

•                                          medical office buildings and healthcare-related facilities;

•                                          public infrastructure assets, including toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities; and

•                                          triple-net, single-use properties of a similar type.

We do not seek to invest any specific amount or percentage of assets in any one type of property.  As of March 31, 2012, we, directly or indirectly, owned fee simple interests in fifty-five properties, comprised of fifty-two retail properties, two office properties and one multi-family property.

Our office is located at 2901 Butterfield Road, Oak Brook, Illinois 60523.  Our toll free telephone number is (800) 826-8228.

Terms of the Offering

We are offering up to 50,000,000 shares of our common stock to our existing stockholders pursuant to the DRP at a price per share equal to 95% of the “market price” of a share of our common stock. For these purposes, “market price” means, prior to a liquidity event, either (1) $10.00, which was the last price at which shares were offered by us in a “best efforts” public offering of our shares or (2) the fair market value of a share of our common stock, as estimated by us, if our estimate of fair market value on a per share basis is not equal to $10.00.  If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange on which our shares are listed, on the distribution payment date.

We will offer shares pursuant to the DRP until the earlier of July 19, 2015 or the date we sell all $475,000,000 worth of shares in this offering. This offering must be registered or exempt from registration in every state or jurisdiction in which we offer or sell shares. If this offering is not exempt from registration in a particular state or jurisdiction, the required registration generally is effective for a period of one year.  Therefore, we may have to stop offering and selling shares in any state or jurisdiction in which the registration is not renewed annually and the offering is not otherwise exempt from registration.  In the event that we are not able to offer and sell shares in any particular state or jurisdiction, we will pay cash distributions to the residents of that state or jurisdiction until we are able to register, or obtain an exemption for, the offering.

Distribution Reinvestment Plan

The prospectus describes our DRP, pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of your participation in our DRP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may amend, suspend or terminate the DRP at any time, without prior notice to, or the prior consent of, stockholders.

Use of Proceeds

The proceeds generated from the offer and sale of shares pursuant to the DRP will be used for general corporate purposes, including, without limitation, investing in real estate and real estate related securities, paying fees and other costs, repaying debt, funding capital improvements and funding repurchases under our share repurchase program.

Incorporation by Reference

The registration statement of which this prospectus is a part, incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Report on Form 10-Q for the period ended March 31, 2012, our definitive proxy statement for our 2012 Annual Meeting of Stockholders, as well as all future documents we file with the Securities and Exchange Commission (referred to herein as the “SEC”) pursuant to certain sections of the Exchange Act. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our future filings under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Similarly, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to the Company’s financial performance, investment strategy and portfolio, cash flows, growth prospects, legal proceedings, amount and timing of anticipated future cash distributions and other matters are forward-looking statements.  Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.  These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, and the local economic conditions in the markets in which the Company’s properties are located; the Company’s ability to refinance maturing debt or to obtain new financing on attractive terms; the availability of cash flow from operating activities to fund distributions; and future increases in interest rates.

Our actual results of operations and execution of our business strategy could differ materially from what is expressed in, or implied by, the forward-looking statements. In addition, past financial and operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition and ability to pay distributions. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference herein, that include forward-looking statements.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN

Purpose of the DRP

Our distribution reinvestment plan provides our stockholders with a simple and convenient way to invest cash distributions in additional shares of common stock by reinvesting cash distributions.  The DRP is intended to be used by our stockholders as a vehicle for long-term investments in the common stock.  Stockholders who elect to participate in the DRP authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant is not able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limit or will violate any of the other share ownership restrictions imposed by our charter.  Because our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our DRP typically are issued only in book entry form.

Common stock is purchased under the DRP on the applicable payment date for the distribution used to purchase the common stock. Distributions on common stock acquired under the DRP are paid at the same time that distributions are paid on common stock purchased outside the plan.

DST Systems, Inc., or “DST,” serves as the plan administrator. DST administers the plan, keeps records and, as soon as practicable after each distribution payment date, provides each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the DRP. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll in the plan.  Stockholders will not be eligible to participate in the Plan, however, if they reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the plan administrator to let them participate.

How to Enroll in the DRP

Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing a distribution election form. By signing the election form, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the DRP. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder’s election form is received by the administrator prior to the distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the election form is received on or after the distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by completing a new election form.

Purchase Price of the Shares

The price per share for shares of common stock purchased under the DRP will be equal to 95% of the “market price” of a share of our common stock.  For these purposes, “market price” means, prior to a liquidity event, either (1) $10.00, which was the last price at which shares were offered by us in a “best efforts” public offering of our shares or (2) the fair market value of a share of our common stock, as estimated by us, if our estimate of fair market value on a per share basis is not equal to $10.00.  If the shares of our common stock become listed for trading, “market price” will mean the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any distribution payment date.

The number of shares purchased for each participant depends upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We do not issue shares of common stock to participants under the plan to the extent that the issuance will cause the participant to own in excess of 9.8% in value of our issued and outstanding shares of stock or 9.8% in value or in number of shares, whichever is more restrictive, of our issued and outstanding shares of common stock, unless these limitations are waived by our board.

All shares of common stock held under the plan as of a given record date are entitled to the distributions, if any, that we declare and pay.

Amendment, Suspension and Termination of the DRP

Participants may terminate their participation in the plan at any time by completing the appropriate form and returning the completed form to the plan administrator. We reserve the right to terminate the participation of any participant who, in our sole discretion, is abusing the plan or causing undue expense. We also reserve the right to suspend or terminate the plan with respect to participants in one or more jurisdictions.

We may amend, modify, suspend or terminate the DRP at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the DRP. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of the amendment, modification, suspension or termination.

Neither we nor our affiliates receive a fee for selling shares through the DRP.  We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

Our Liability under the DRP

Under Maryland law and our charter and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders.  However, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances.  Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care.  In addition, we have provided in our charter that no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law, in effect from time to time, permits the limitation of the liability of directors and officers of a corporation and we have included a requirement in our charter and bylaws that we indemnify and pay, advance or reimburse reasonable expenses to any director or officer from and against any liability or loss to which the director or officer may become subject or which the director or officer may incur by reason of his or her service as a director or officer.  Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is held liable based on a final judgment that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court.

Except as described below, our directors and officers will be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                                          the act or omission of the person was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                                          the person actually received an improper personal benefit in money, property or services; or

•                                          in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

Subject to the limitations in our charter, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses to any director, officer and employee of the company and our business manager and our real estate managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer or employee of the company, the business manager, the real estate managers and their respective affiliates.

We will not indemnify an Indemnified Party unless:

•                                          the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company;

•                                          the Indemnified Party was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and

•                                          the indemnification or agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

Notwithstanding the above, we will not indemnify a director, officer or employee of the company or the business manager or any real estate manager or their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•                                          there has been a successful defense on the merits of each count involving alleged securities law violations;

•                                          the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In accordance with Maryland law, we will advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•                                          the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

•                                          the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

We have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status.  Nothing contained in our charter will constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  We will also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to the extent consistent with law and our charter.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act of 1933, as amended (referred to herein as the “Securities Act”), is contrary to public policy and, therefore, unenforceable.

YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED FOR YOU UNDER THE DRP.

Governing Law

The terms and conditions of the DRP and its operation are governed by the laws of the State of Maryland.

Contact for Answers to Questions Regarding the DRP

All inquiries regarding the DRP should be sent to:

Inland Diversified Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Ms. Roberta S. Matlin

USE OF PROCEEDS

The proceeds generated from the offer and sale of shares pursuant to the DRP will be used for general corporate purposes, including, without limitation, investing in real estate and real estate related securities, paying fees and other costs, repaying debt, funding capital improvements and funding repurchases under our share repurchase program.  We cannot predict with any certainty how much of the DRP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

We will pay actual expenses incurred in connection with the registering and offering the DRP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees.

DILUTION

Our net tangible book value as of March 31, 2012 was approximately $463 million, or $6.45 per share.  If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share immediately after this offering. Net tangible book value per share is calculated by subtracting our total tangible liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock issued and outstanding.  After giving effect to the sale by us of 50 million shares of common stock offered pursuant to the DRP at an offering price of $9.50 per share, our net tangible book value as of March 31, 2012 would have been approximately $914 million, or $7.66 per share. This represents an immediate increase in the net tangible book value of $1.21, or 18.8%, per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $(1.84), or (19.4)%, per share for shares of our common stock purchased pursuant to this offering by DRP participants.  Thus, an investor paying $9.50 per share pursuant to the DRP will incur an immediate book value dilution of $1.84 per share.

The following table illustrates this per share dilution:

Per share offering price of shares issuable pursuant to the DRP	$9.50
Net tangible book value of each common share at 03/31/12	$6.45
Pro forma net tangible book value of each common share assuming the completion of this offering(1)	$7.66
Pro forma increase in net tangible book value per common share to existing stockholders attributable to this offering	$1.21
Pro forma decrease (dilution) in net tangible book value per common share for DRP shares purchased pursuant to this offering by DRP participants	$(1.84)

(1) This figure assumes that we received net proceeds of $475,000,000 from this offering.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the United States federal income tax considerations that are likely to be material to participants in the plan. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a participant in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. This does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of stockholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States.

The statements in this discussion are based on:

•                                          current provisions of the Internal Revenue Code of 1986, as amended;

•                                          current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•                                          legislative history;

•                                          judicial decisions; and

•                                          current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer that receives the private letter ruling.

Future legislation, regulations, administrative interpretations or court decisions could change current law adversely or could affect existing interpretations adversely and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

Each participant is advised to consult with his or her own tax advisor regarding the specific federal, state, local, foreign and other tax consequences to him or her of participation in the plan, including any potential changes in applicable tax laws.

Reinvestment of dividends and distributions. If you participate in the plan, you will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (1) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends on shares held in your account), and (2) any cash distributions actually received by you with respect to your shares of common stock not included in the plan. The tax basis of shares of common stock purchased under the plan will be equal to the fair market value of the shares on the investment date. Your holding period for common stock purchased under the plan generally will begin on the date following the date on which the shares of common stock are issued to you and registered in your name.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount in excess of our current and accumulated earnings and profits. To the extent that the distributions exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain.

Income Tax Withholding. In general, any dividend reinvested under the plan is not subject to federal income tax withholding. We or the plan administrator may be required, however, to deduct as “backup withholding” twenty-eight percent (28%) of all dividends paid to you, regardless of whether the dividends are reinvested pursuant to the plan. Similarly, the plan administrator may be required to deduct backup withholding from all proceeds from sales of common stock held in your account. You are subject to backup withholding if: (1) you failed properly to furnish us and the plan administrator with your correct taxpayer identification number (“TIN”); (2) when required to do so, you failed to certify, under penalties of perjury, your TIN; (3) the IRS or a broker notifies us or the plan administrator that the TIN furnished by you is incorrect; (4) the IRS or a broker notifies us or the plan administrator that backup withholding should be commenced because you failed to report properly dividends or interest paid to you; or (5) when required to do so, you failed to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the plan will be reduced by the backup withholding amount. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder you need to provide the required federal income tax certifications to establish your status as a non-U.S. stockholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. stockholder participating in the plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be issued to you and registered in your name.

Disposition. A gain or loss may be recognized upon your disposition of common stock received from the plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the plan will be treated for federal income tax purposes as a capital gain or loss.

Tax Basis and Other Information Reporting. Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient (“covered stock”). These rules apply to all shares of our capital stock, including shares purchased through our DRP, purchased on or after January 1, 2011.  Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Unless the stockholder informs a broker otherwise, shares to be transferred or redeemed will be chosen using the broker’s default method. You are encouraged to consult your tax adviser about what method is best in your particular circumstances.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, we will report to each stockholder and the IRS (or post on our primary public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock that the S corporation acquires on or after January 1, 2012.  Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our capital stock.

PLAN OF DISTRIBUTION

We are offering a maximum of 50,000,000 shares to our current stockholders through the DRP.  The purchase price per share under the DRP is equal to 95% of the “market price” of a share of our common stock.  For these purposes, “market price” means, prior to a liquidity event, either (1) $10.00, which was the last price at which shares were offered by us in a “best efforts” public offering of our shares or (2) the fair market value of a share of our common stock, as estimated by us, if our estimate of fair market value on a per share basis is not equal to $10.00.  If the shares of our common stock become listed for trading, “market price” will mean the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any distribution payment date. We have no basis for estimating the number of shares that will be sold. We will not pay any selling commissions or any marketing contribution in connection with the sale of shares pursuant to the DRP.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby. Shefsky & Froelich Ltd., Chicago, Illinois, has given its opinion regarding certain federal income tax considerations.

EXPERTS

The consolidated financial statements of Inland Diversified Real Estate Trust, Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule III, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with it, which means that we can disclose important information about us to you by referring you to those documents. Any information referred to in this way will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later information will modify and supersede the prior information, and the prior information, except as modified, will no longer be a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a)                                 Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 15, 2012, including the information specifically incorporated by reference from our definitive proxy statement for our 2012 Annual Meeting of Stockholders;

(b)                                 Quarterly Report on Form 10-Q for the period ended March 31, 2012 filed with the SEC on May 14, 2012;

(c)                                  Definitive Proxy Statement filed with the SEC on April 4, 2012 in connection with our Annual Meeting of Stockholders to be held on June 13, 2012;

(d)                                 Registration Statement on Form 8-A12G (Reg. No. 000-53945) filed with the SEC on April 14, 2010;

(e)                                  Current Report on Form 8-K filed with the SEC on March 19, 2012;

(f)                                   Current Report on Form 8-K filed with the SEC on June 15, 2012;

(g)                                  Current Report on Form 8-K filed with the SEC on July 13, 2012; and

(h)                                 all documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the DRP.

Any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference herein.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated by reference in the prospectus. Requests should be directed to Inland Diversified Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, telephone (630) 218-8000, attention: Ms. Roberta S. Matlin.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. Therefore, we file reports and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, stockholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including Inland Diversified Real Estate Trust, Inc.) that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

EXHIBIT A

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

DISTRIBUTION REINVESTMENT PLAN

Inland Diversified Real Estate Trust, Inc. (“Inland Diversified” or the “Company”), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

The following question-and-answer statements define the Company’s Distribution Reinvestment Plan, effective as of August 24, 2009.

Purpose

1.     What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple and convenient way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock.

Maximum Ownership of Shares. To maintain the Company’s qualification as a REIT, no more than 50% of its outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that the Company meets this test, its charter provides that no person may own more than 9.8% in value of its issued and outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% in value of the Company’s issued and outstanding stock or 9.8% in value or in number of shares, whichever is more restrictive, of the Company’s issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.     What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest distributions on a percentage of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only that percentage of your shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3.     What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•                                          You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

•                                          No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

•                                          Your funds will be fully invested because the Plan permits fractions of shares of common stock to be purchased for you and registered in your name. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and registered in your name.

•                                          Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•                                          You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock purchased for you as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of the Company’s current and accumulated earnings and profits (and to the extent the distribution exceeds both the Company’s current and accumulated earnings and profits and the tax basis in your shares of common stock) . Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•                                          You may not know the actual number of shares of common stock purchased for you as a result of the reinvestment of cash distributions until after the applicable Distribution Payment Date, as defined in Question 15.

•                                          You may incur brokerage commissions, fees and income taxes, as described in Question 19.

•                                          We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

Administration

4.     Who administers the Plan for participants?

DST Systems, Inc. (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in your name.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

For answers to questions regarding the Plan and to request Plan forms, please contact the Company at (800) 826-8228.

Eligibility and Enrollment

5.     Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

6.     When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

7.     How does an eligible person join the Plan?

You may join the Plan by completing the appropriate section of the subscription agreement or submitting a distribution election form. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the subscription agreement.

You should send any original subscription agreement to the address indicated on your subscription agreement.  You should send any distribution election forms to the address set forth on the form.

8.     Is partial participation possible under the Plan?

Yes.  You may elect to enroll in the Plan all, or less than all, of the shares registered in your name.

9.     For what reinvestment options does the Election Form provide?

By joining the Plan, you authorize the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. The Plan also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the percentage of shares of common stock you do wish enrolled.

10.    How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a distribution election form and returning it to the Administrator at the address set forth on the form.  Any change in reinvestment option must be received by the Administrator not later than five days prior to the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

11.    When does enrollment in the Plan become effective?

Your signed subscription agreement will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•                                          If your signed subscription agreement is received by the Administrator prior to the Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

•                                          If your signed subscription agreement is received by the Administrator on or after the Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

Costs

12.    Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 19).

Purchases

13.    When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. The Company’s board of directors will establish Distribution Payment Dates and corresponding Record Dates.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

14.    What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

15.    When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Shares generally will be purchased for you and registered in your name on the Distribution Payment Date.

16.    What will be the price of the shares purchased under the Plan?

The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

•                                          the change of the public offering price per share of common stock in a public “best efforts” offering of the Company’s common stock from $10.00 per share, if there is a change; and

•                                          termination of any “best efforts” public offering of the Company’s common stock, unless followed by a subsequent “best efforts” public offering.

After the termination of all “best efforts” public offerings of the Company’s common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to 95% of the “market price” of a share of the Company’s common stock until the shares become listed for trading For these purposes, “market price” means, prior to a liquidity event, either (1) the last price at which shares were offered by the Company in a “best efforts” public offering of its shares or (2) the fair market value of a share of the Company’s common stock, as estimated by the

Company, if the Company’s estimate of fair market value on a per share basis is not equal to the last price at which shares were offered by the Company in a “best efforts” public offering. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Dividend Payment Date.

17.    How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16. A number of shares of common stock, including fractions computed to three decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 19 and Question 20), divided by the applicable purchase price per share, will be purchased for you and registered in your name. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. The Company will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% in value of the Company’s issued and outstanding shares of stock and 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding shares of common stock, unless those limitations are waived by the Company’s board of directors.

18.    Will shares purchased through the Plan earn distributions?

Yes. All shares purchased through the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. Only shares of common stock held as of a Record Date for a given distribution are entitled to that distribution.

Taxes

19.    What are the income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the material federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1)           Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock. You will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends on shares held in your account), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the plan.

(2)           The tax basis per share of common stock purchased under the Plan is the fair market value of the share on the Distribution Payment Date on which the share was purchased for you and registered in your name.

(3)           The holding period for shares of common stock acquired with reinvested distributions generally will begin on the day following the Distribution Payment Date on which the shares were purchased for you and registered in your name (see Question 15).

(4)           Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount in excess of the Company’s current and accumulated earnings and profits. To the extent that the distributions exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain.

(5)           A gain or loss may be recognized upon your disposition of common stock received from the Plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss.

20.          How are income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of distributions and the proceeds from any sale of your shares.  Under certain other circumstances, you also may be subject to backup withholding. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder you need to provide the required federal income tax certifications to establish your status as a non-U.S. stockholder so that backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. stockholder participating in the plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be purchased for you and registered in your name.

Reports to Participants

21.          What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 23 and 24 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator five business days prior to the next Distribution Payment Date.

Certificates for Shares

22.          Will certificates be issued for shares purchased?

No. Shares of the Company’s common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of the Company’s common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be registered in your name. The number of shares of common stock registered in your name will be shown on your statement of your account.

Termination of Participation

23.       When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

24.       How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so.  An election form should be sent to the address set forth on the election form.

25.       May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. The Company also reserves the right to suspend or terminate the Plan with respect to participants in one or more jurisdictions.

Sales of Shares

26.       What happens when a participant sells or transfers all of his or her shares?

If you sell or transfer all the shares registered in your name, the Administrator will continue to reinvest any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), subject to your right to withdraw from the Plan at any time.

27.       What happens when a participant sells or transfers some but not all of his or her shares?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a percentage of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50% of the 100 shares registered in your name, and then you transferred or sold 20 shares, the Company would continue to reinvest the distributions on 40 shares. If instead, you transferred or sold 80 shares, the Company would continue to reinvest the distributions on 10 shares.

Other Information

28.       What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s charter, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

29.       May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

Prospectus
Distribution Reinvestment Plan
50,000,000 Shares of Common Stock

ALPHABETICAL INDEX	PAGE

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

DILUTION	8

DISTRIBUTION REINVESTMENT PLAN	A-1

EXPERTS	11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	11

LEGAL MATTERS	11

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	9

PLAN OF DISTRIBUTION	11

PROSPECTUS SUMMARY	1

RISK FACTORS	2

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN	4

USE OF PROCEEDS	8

WHERE YOU CAN FIND ADDITIONAL INFORMATION	12

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

August 3, 2012

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid in connection with the sale of common stock being registered by Inland Diversified Real Estate Trust, Inc., sometimes referred to herein as the “Registrant,” all of which will be paid by the Registrant. All amounts are estimates and assume the sale of 50,000,000 shares except the registration fee.

SEC Registration Fee	$54,435
Printing and Postage Expenses	60,000
Legal Fees and Expenses	35,000
Accounting Fees and Expenses	30,000
Blue Sky Fees and Expenses	20,000
Total expenses	$199,435

Item 15. Indemnification of the Officers and Directors

Article XIII of our charter provides as follows:

Section 13.3          Indemnification.

(a)           Subject to paragraphs (b), (c) and (d) of this Section 13.3, the company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses to any director, officer and employee of the company and our business manager and our real estate managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer or employee of the company, our business manager, our real estate managers and their respective affiliates.

(b)           The company shall not indemnify an Indemnified Party unless:  (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c)           Notwithstanding anything to the contrary in Section 13.3(b) hereof, the company shall not indemnify a director, officer or employee of the company or the our business manager or any real estate manager or their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d)           The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)           The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status.  Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to such further extent consistent with law.

The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the individual is fairly and reasonably entitled to indemnification, even though the individual did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.  The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director, officer, employee or agent upon the corporation’s receipt of (x) a written affirmation by the individual of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or the bylaws will apply to or affect, in any respect, the indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.  To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf.  We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our charter.

Item 16. Exhibits

The list of exhibits filed as part of this Registration Statement on Form S-3 is submitted in the Exhibit Index following the signature pages herein.

Item 17. Undertakings

(a)           The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)           The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)           The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(d)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 3rd day of August, 2012.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Its:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Robert D. Parks*	Director and chairman of the board	August 3, 2012
Name:	Robert D. Parks

By:	/s/ Brenda G. Gujral*	Director	August 3, 2012
Name:	Brenda G. Gujral

By:	/s/ Lee A. Daniels*	Independent Director	August 3, 2012
Name:	Lee A. Daniels

By:	/s/ Gerald W. Grupe*	Independent Director	August 3, 2012
Name:	Gerald W. Grupe

By:	/s/ Heidi N. Lawton*	Independent Director	August 3, 2012
Name:	Heidi N. Lawton

By:	/s/ Charles H. Wurtzebach*	Independent Director	August 3, 2012
Name:	Charles H. Wurtzebach

By:	/s/ Barry L. Lazarus	Director and President (principal executive officer) and chief operating officer	August 3, 2012
Name:	Barry L. Lazarus

By:	/s/ Steven T. Hippel	Chief Financial Officer, Chief Accounting Officer and Treasurer (principal financial officer)	August 3, 2012
Name:	Steven T. Hippel

By:	/s/ Roberta S. Matlin		August 3, 2012

* Signed on behalf of the named individuals by Roberta S. Matlin under power of attorney.

Signature Page

EXHIBIT INDEX

Exhibit No.	Description

3.1*

First Articles of Amendment and Restatement of Inland Diversified Real Estate Trust, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356))

3.2*

Amended and Restated Bylaws of Inland Diversified Real Estate Trust, Inc., effective August 12, 2009 (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356))

4.1	Distribution Reinvestment Plan, included as Exhibit A to the prospectus

4.2*

Amended and Restated Share Repurchase Program (incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on April 16, 2010 (file number 333-153356)), as amended by the First Amendment to the Amended and Restated Share Repurchase Program of Inland Diversified Real Estate Trust, Inc., effective November 1, 2011 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 14, 2011)

4.3*

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 5, 2008 (file number 333-153356))

5.1*

Opinion of Venable LLP as to legality of securities (incorporated by reference to Exhibit 5.1 to the Registrant’s Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 19, 2012 (file number 333-182748))

8.1*

Opinion of Shefsky & Froelich Ltd. with respect to tax matters (incorporated by reference to Exhibit 8.1 to the Registrant’s Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 19, 2012 (file number 333-182748))

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8.1)

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith)

24.1*

Power of Attorney (included on the signature page to the Registrant’s Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 19, 2012 (file number 333-182748))

Exhibit Index

Exhibit No.	Description
99.1*

Form of Distribution Election Change Form (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 19, 2012 (file number 333-182748))

* Previously filed.

Exhibit Index